                                                                EXHIBIT 1.2
                                                                [Draft--3/28/94]



                                 RAYONIER INC.

                                  $174,000,000

                           Series B Medium-Term Notes

                             Distribution Agreement


                                                                  March   , 1994


Lazard Freres & Co.
  One Rockefeller Plaza
    New York, NY 10020

Morgan Stanley & Co.
  Incorporated
     1221 Avenue of the Americas
        New York, NY 10020

Salomon Brothers Inc
   Seven World Trade Center
      New York, NY 10048


Dear Sirs:

                 Rayonier Inc., a North Carolina corporation (the "Company"), proposes to issue and sell from time to time its Series B Medium-Term Notes (the "Securities") in an aggregate amount up to $174,000,000 and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

                 Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf and to offer Securities for sale otherwise then through an Agent (in accordance with Section 2(a) hereof), the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate Terms Agreement (as defined in Section 2(b) hereof), relating to such sale in accordance with Section 2(b) hereof.

                 The Securities will be issued under an indenture, dated as of September 1, 1992 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 which is both a post-effective amendment to an earlier registration statement covering debt securities and a new registration statement for additional debt securities of the Company, including the Securities. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), is hereinafter called a "Preliminary Prospectus". The various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement". The prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus". Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent as of the Execution Date (as defined in Section 3 hereof), on each day of an Offering Period (as defined in
Section 2(a) hereof), as of the date of any Terms Agreement, as of each of the times referred to in Section 4(g) and Section 4(h) hereof and as of the date of delivery by the Company of any Securities sold hereunder (each such time being hereinafter sometimes referred to as a "Representation Date") that:

                 (a) The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to such Agent, excluding exhibits to such Registration Statement but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; no other document with respect to such Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

                 (b) The Registration Statement and the Prospectus, as amended or supplemented as of such

Representation Date, conform in all material respects with the requirements of the Act, the rules and regulations (the "Rules and Regulations") of the Commission thereunder and The Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Registration Statement and Prospectus, as amended or supplemented as of such Representation Date, do not as of such Representation Date, and do not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee, and
(ii) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon written information furnished to the Company by any Agent specifically for use therein.

                 (c) The documents incorporated by reference in the Prospectus, as amended or supplemented as of such Representation Date, at the time they became effective or were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                 (d) The consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus, as amended or supplemented as of such Representation Date, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and the changes in their consolidated financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                 (e) Each Restricted Subsidiary (as defined in the Indenture and hereafter referred to as a "Significant Subsidiary") of the Company has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

                 (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

                 (g) Neither the Company nor any of its Significant Subsidiaries is in violation of its or any of their charters (or equivalent documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound except for such violations or defaults which taken in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Trust Indenture Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated in the Securities, the Indenture and this Agreement will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or By-laws of the Company or any law, administrative regulation or administrative or court decree, except, in each case, where such conflict, breach, default, lien, charge or other encumbrance or violation would not have a material adverse effect on (i) the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole and (ii) the Company's ability to perform its obligations under this Agreement, the Indenture or the Securities.

                 (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented as of such Representation Date and except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, operations or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

                 (i) Except as set forth, or incorporated by reference, in the Prospectus as amended or supplemented as of such Representation Date, the Company's operations and products, including its marketing thereof, are in compliance in all material respects with the requirements, regulations and procedures established by all Federal, state and foreign regulatory authorities having jurisdiction, failure to comply with which would have a material adverse effect on the condition, financial or otherwise, earnings, operations, or business prospects of the Company and its subsidiaries considered as a whole.

                 (j) Except as set forth, or incorporated by reference, in the Prospectus as or supplemented as of such Representation Date, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, earnings, operations or business prospects of the Company and its subsidiaries considered as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Securities; and there are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed.

                 (k) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited by applicable law.

                 (l) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act.

                 (m) The series of Securities has been duly authorized, and, when issued and delivered pursuant to such authorization, this Agreement and any Terms Agreement, each of the Securities will have been duly authorized, completed, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement.

                 (n)  The Company is in compliance with all provisions of
Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and if the Company, or any of its affiliates commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the Execution Date (as defined in Section
3), or if the information reported in the Prospectus, if any, concerning the business of the Company or any of its affiliates with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

                 2. Appointment of Agents. (a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities during each Offering Period (as defined below) from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company (except as provided in the penultimate sentence of this paragraph) shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any medium-term notes through any agent other than an Agent. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. The Company may solicit or accept offers to purchase Securities through an agent other than an Agent; provided, however, that, (i) in the case of a continuous offering by such agent, (A) the Company and such agent execute an agreement having terms and conditions (including, without limitation, commission rates) substantially identical to this Agreement (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (B) the Company, promptly after entering into such agreement, shall notify the Agents that it has done so and provide the Agents with a copy of such agreement or (ii) in the case of a specific purchase of Securities by such agent, (w) the Company did not solicit such offer, (x) the Company and such agent execute an agreement with respect to such purchase having terms and conditions (including, without limitation, commission rates) with respect to such purchase substantially identical to the terms and conditions that would apply to such purchase under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement), (y) such agreement shall not provide for further offers or purchases and (z) the Company, promptly following such purchase, shall notify the Agents of such agreement. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

                 Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

                 The Company shall notify each Agent in writing from time to time as to the commencement of a period during which the Securities may be offered and sold by such Agents (each period, commencing with such notification and ending at such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being referred to as an "Offering Period").

                 The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event no later than one business day in New York City, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday or a legal holiday and which is not a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. Any suspension of solicitation of offers to purchase the Securities by the Company after the Commencement Date shall likewise suspend until the next Offering Period, the representations and warranties set forth in Section 1 and the agreements and covenants set forth in Sections 4(h), 4(i) and 6(d); provided, however, that if any event referred to in Sections 4(h), 4(i) or 6(d) hereof occurs during the period of suspension, no Agent shall be required to resume soliciting offers to purchase Securities until the Company has delivered the opinions, certificates and letters which would have been required to be delivered pursuant to Sections 4(h), 4(i) or 6(d) hereof.

                 The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                                                 Commission
                                                               (percentage of
                                                                 aggregate
                                                              principal amount
             Range of Maturities                            of Securities sold)
             -------------------                            -------------------
From 9 months to less than 1 year . . . . . . . . .                 .125%
From 1 year to less than 18 months  . . . . . . . .                 .150%
From 18 months to less than 2 years . . . . . . . .                 .200%
From 2 years to less than 3 years . . . . . . . . .                 .250%
From 3 years to less than 4 years . . . . . . . . .                 .350%
From 4 years to less than 5 years . . . . . . . . .                 .450%
From 5 years to less than 6 years . . . . . . . . .                 .500%
From 6 years to less than 7 years . . . . . . . . .                 .550%
From 7 years to less than 10 years  . . . . . . . .                 .600%
From 10 years to less than 15 years . . . . . . . .                 .625%
From 15 years to less than 20 years . . . . . . . .                 .675%
From 20 years to less than 30 years . . . . . . . .                 .750%
30 years to less than 40 years. . . . . . . . . . .                 .875%
40 years or greater . . . . . . . . . . . . . . . .                 negotiated
                                                                    at the time
                                                                    of sale

                 (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a supplemental agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent at such discount as shall be agreed upon by the Company and such Agent. Each such supplemental agreement is herein referred to as a "Terms Agreement". Each Terms Agreement will take the form of either (i) a written agreement substantially in the form of Annex I hereto or (ii) an oral agreement confirmed in writing. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the maturity date of such Securities, the price to be paid to the Company for such Securities, the interest rate and interest rate formula, if any, applicable to such Securities, the time and date and place of delivery of and payment for such Securities and any other terms of such Securities. Such Terms Agreement may also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Sections 4(h), 6(d) and 4(i), respectively, hereof.

                 For each sale of Securities to an Agent as principal, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure, except to the extent otherwise agreed in any applicable Terms Agreement. For each such sale of Securities to an Agent as principal, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and in accordance with the schedule set forth in Section 2(a) hereof, unless a different commission or discount is agreed to in any applicable Terms Agreement.

                 Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

                 Unless otherwise specified in a Terms Agreement, if any Agent is purchasing Securities as principal, such Agent may resell such Securities to other dealers. Any such sales may be at a discount, and, unless otherwise specified in the applicable Pricing Supplement, such discount will not be in excess of 66-2/3% of the discount to be received by such Agent from the Company.

                 3. Delivery of Documents on Execution Date. The documents required to be delivered pursuant to Section 6 hereof on the Execution Date (as defined below) shall be delivered to the Agents at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which a Terms Agreement is executed.

"Execution Date" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                 4. Certain Agreements and Covenants of the Company. The Company covenants and agrees with each Agent:

                 (a) (i) to make no amendment or supplement to the Registration Statement or the Prospectus (except for periodic or current reports filed under the Exchange Act) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent which is a party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed therein; (iii) to make no amendment or supplement to the Registration Statement or Prospectus (except for periodic or current reports filed under the Exchange Act), other than any Pricing Supplement, any supplement relating to debt securities other than the Securities or the filing of a proxy statement under the Exchange Act, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                 (b) promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdiction as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (c) to furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

                 (d) to make generally available to its security holders as soon as practicable, but in any event no later than 18 months after the "effective date of the Registration Statement" (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

                 (e) so long as the Company's common stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and any Securities sold to such Agent as principal or by such Agent hereunder are outstanding, to furnish to such Agent copies of all reports or other communications with respect to the financial position, earnings, business operations or business prospects of the Company (financial or other) furnished to its stockholders generally or to the Commission, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                 (f) that, from the date of any Terms Agreement with such Agent or other agreement of such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the date such Agent notified the Company that the restrictions imposed by this subsection (f) are terminated and
(ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than nine months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

                 (g) that each request by the Company to any Agent to solicit offers to purchase Securities from the Company, each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such request, acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities to such date);

                 (h) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, a supplement relating to debt securities other than the Securities or for a change that the Agents deem to be immaterial), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (i) a proxy statement which, if incorporated by reference into an Annual Report on Form 10-K, is filed with the Commission on or prior to the date such Annual Report on Form 10-K is filed, (ii) an Annual Report of employee stock purchase, savings and similar plans on Form 11-K or
(iii) a Current Report on Form 8-K filed solely for the purpose of incorporating a press release announcing the Company's quarterly or annual results of operations, unless an Agent otherwise reasonably requests an opinion in connection with such Current Report), and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(h) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of its General Counsel, or at the Company's election such other counsel acceptable to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent to the effect of the opinion set forth in Section 6(c), or in lieu of such opinion, an opinion to the effect that such Agent may rely on the opinion of such counsel to the effect of the opinion referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date); provided, however, that if at the time of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, the Company is not accepting offers to purchase the Securities or has instructed the Agents to suspend their solicitation of offers to purchase Securities, then the opinion required to be delivered pursuant to this Section 4(h) shall not be required until the commencement of the next Offering Period;

                 (i) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, a supplement relating to debt securities other than the Securities or for a change that the Agents deem to be immaterial), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (i) a proxy statement which, if incorporated by reference into an Annual Report on Form 10-K, is filed with the Commission on or prior to the date such Annual Report on Form 10-K is filed, (ii) an Annual Report of employee stock purchase, savings and similar plans on Form 11-K or
(iii) a Current Report on Form 8-K filed solely for the purpose of incorporating a press release announcing the Company's quarterly or annual results of operations, unless the Agent otherwise reasonably requests a certificate), and each time the Company sells Securities to an Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; provided, however, that if at the time of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, the Company is not accepting offers to purchase the Securities or has instructed the Agents to suspend their solicitation of offers to purchase Securities, then the certificate required to be delivered pursuant to this
Section 4(i) shall not be required until the commencement of the next Offering Period; and

                 (j) to offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e) or 10(b) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(j), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 10(b), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 10(b) on behalf of any such person).

                 5. Expenses. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act; and (b) provided that such expenses have been authorized and approved in advance by the Company, (i) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (ii) all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (iii) the cost of printing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of printing the Securities;
(viii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

                 6. Conditions. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Execution Date and any applicable date referred to in Section 4(h) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or

Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) (i) with respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, if the Prospectus or any amendment or supplement thereto (including the Pricing Supplement) is required to be filed with the Commission pursuant to Rule 424(b) under the Act, the Prospectus and any such amendment or supplement shall have been filed in the manner and within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent.

                 (b) Cravath, Swaine & Moore, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Execution Date, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if required pursuant to any Terms Agreement to which such Agent is a party, or if and to the extent requested by such Agent, on each applicable date that is on or prior to such Solicitation Time or Time of Delivery referred to in Section 4(h) hereof with respect to the opinion of the General Counsel of the Company, if in the reasonable judgment of such Agent, such amendment or supplement contains information of such a nature that an opinion of counsel to the Agents should be furnished, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this
Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                 (c) John B. Canning, Corporate Secretary and Associate General Counsel of the Company (or such other counsel as provided in Section 4(h) hereof), shall have furnished to such Agent a written opinion, dated the Execution Date and each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

                 (i) the Company and each of its Significant Subsidiaries has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus as amended or supplemented, and, to the best of such counsel's knowledge and information after reasonable investigation, is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

                 (ii) all the outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or partnership interests of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries or partnerships free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                 (iii) the Company's authorized equity capitalization is as set forth in the Prospectus; the Securities conform to the description thereof contained in the Prospectus; and, if the Securities are to be listed on any securities exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with such securities exchange and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

                 (iv) the Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company in accordance with the Indenture and such authorization, and paid for by the purchaser thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

                 (v) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act;

                 (vi) except as set forth, or incorporated by reference, in the Prospectus, as amended or supplemented as of the date of such opinion, there is not pending or, to the knowledge of such counsel, threatened, any action, suit or proceeding (including arbitration), to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body or arbitrator, which would result in any material adverse change in the condition, financial or otherwise, earnings, operations or business prospects of the Company and its subsidiaries, considered as a whole;

                 (vii) except as set forth, or incorporated by reference in the Prospectus, as amended or supplemented as of the date of such opinion, the Company holds all necessary licenses, permits and authorizations from regulatory authorities required in its operations and for the marketing of its products, failure to hold which would have a material adverse effect on the condition, financial or otherwise, earnings, operations or business prospects of the Company and its subsidiaries, considered as a whole;

                 (viii) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as may be required under the Act, the Trust Indenture Act, the Rules and Regulations or state securities or Blue Sky laws; and, to the best of such Counsel's knowledge and information, the execution and delivery of this Agreement, the Securities and the Indenture, and the consummation of the transactions contemplated herein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Company or any of its subsidiaries, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree;

                 (ix) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated therein, in whole or in part, by reference) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                 (x) the Registration Statement has become effective under the Securities Act; any required filing of any Preliminary Prospectus and the Prospectus, and any Supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and the Company has not received notification that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose have been instituted or are pending before or threatened by the Commission, and, to the best of my knowledge, no such stop order or proceedings have been issued, instituted or threatened by the Commission;

                 (xi) statements set forth in the Prospectus under the headings "Description of the Debt Securities" and "Plan of Distribution" and in the Prospectus Supplement under the headings "Description of Notes" and "Supplemental Plan of Distribution" and in the Registration Statement under Item 15 insofar as such statements constitute a summary of the legal matters or documents referred to therein are an accurate summary of such legal matters or documents;

                 (xii) such counsel (1) is of the opinion that the Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial information therein and the statements set forth in the Prospectus under the heading "United States Federal Taxation", as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder and (2) such counsel has no reason to believe that the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the statements set forth in the Prospectus under the heading "United States Federal Taxation" and except for that part of the Registration Statement that constitutes the Form T-1 hereinafter referred to, as to which such counsel need express no belief), at the time it became effective contained and as of the date of such opinion contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented (other than the statements set forth under the heading "United States Federal Taxation", as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                 (xiii) this Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Company;

                 (xiv) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                 (xv) the Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940; as amended.

                 With respect to paragraphs (i) and (ii) above, such counsel may rely on an opinion of counsel reasonably satisfactory to Cravath, Swaine & Moore as to the due incorporation or organization (as the case may be), good standing, power and authority, capital stock or partnership interests (as the case may be) and such other matters as Cravath, Swaine & Moore agrees with regard to any Significant Subsidiary which is incorporated or organized in any jurisdiction other than the United States of America (or any political subdivision thereof). With respect to paragraph (xii) above, John B. Canning (or such other counsel as provided in Section 4(h) hereof) may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                 (d) Day, Berry & Howard, counsel to the Company (or such other counsel as provided in Section 4(h) hereof), shall have furnished to such Agent a written opinion, dated the Execution Date and each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that the statements in the Final Prospectus under the caption "United States Federal Taxation", insofar as such statements constitute a summary of the principal United States Federal income tax consequences to holders of the Securities, provide a fair and accurate summary thereof.

                 (e) On the Execution Date and each time the Registration Statement or the Prospectus has been amended or supplemented (other than by a Pricing Supplement, a supplement relating to debt securities other than the Securities or for a change that the Agents deem to be immaterial), and each time that a document filed under the Act or the Exchange Act has been incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records (other than (i) a proxy statement which, if incorporated by reference into an Annual Report on Form 10-K, was filed with the Commission on or prior to the date such Annual Report on Form 10-K was filed, (ii) an Annual Report of employee stock purchase, savings and similar plans on Form 11-K or (iii) a Current Report on Form 8-K filed solely for the purpose of incorporating a press release announcing the Company's quarterly or annual results or operations, unless an Agent otherwise reasonably requested a letter from the independent accountants in connection with such Current Report), on the date of such amendment or supplement or on the date of such filing, and each time the Company sells Securities to an Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Securities pursuant to such Terms Agreement, at the Time of Delivery with respect to such Securities, the independent public accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Execution Date or dated the date of such amendment, supplement, filing or Time of Delivery, as the case may be, in form and substance reasonably satisfactory to such Agent containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters in similar circumstances with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement or Prospectus and confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder; provided, however, that if at the time of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, the Company is not accepting offers to purchase the Securities or has instructed the Agents to suspend their solicitation of offers to purchase Securities, then the letter required to be delivered pursuant to this Section 4(h) shall not be required until the commencement of the next Offering Period.

                 (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, there shall not have been a material adverse change in the condition, financial or otherwise, earnings, operations or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, the effect of which is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                 (g) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Execution Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Execution Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Execution Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

                 7. (a) Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Agent expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this subsection.

                 (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                 (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Agents and all persons, if any, who control Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Agents and such control persons of the Agents, such firm shall be designated in writing by the Agents. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such losses, claims, damage or liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault of the Company on the one hand and each Agent on the other shall be determined by the reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and each Agent agree that it would not be just and equitable if contribution pursuant to Section 7 (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of the immediately preceding paragraph, an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through such Agent were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents to contribute pursuant to Section 7(d) are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability relates and are not joint.

                 8. Acting Solely as Agents. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts in good faith to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

                 9. Survival. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

                 10. Termination. (a) The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fifth paragraph of Section 2(a), Section 4(d), Section 4(e), Section 5, Section 7, Section 8, Section 9 and Section 10(b) hereof are concerned.

                 (b) Any agreement by an Agent to purchase Securities as principal, whether pursuant to a Terms Agreement or otherwise, may be terminated by such Agent if, since the date of the acceptance of any offer to purchase Securities or the date of the relevant Terms Agreement, there shall have occurred any of the following: (i) any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable or inadvisable in the manner contemplated in the Prospectus to proceed with the solicitation of the offer to purchase the Securities or to purchase Securities from the Company as principal, pursuant to the applicable Terms agreement or otherwise, as the case may be, or enforce contracts for the sale of the Securities, (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or, if the Company's common stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, trading in the Company's common stock shall have been suspended by the Commission or an Exchange (as defined in Section 3(a)(i) of the Exchange Act) which lists or reports such common stock; (iii) any material adverse change in the condition, financial or otherwise, earnings, operations or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary cause of business; (iv) any downgrading in the rating accorded the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation (or their successors); or

(v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                 11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Lazard Freres & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to One Rockefeller Plaza, New York, New York 10020, Facsimile Transmission No.
(212) 632-6984, Attention: Head of Syndicate Department; if to Morgan Stanley & Co. Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 1221 Avenue of the Americas, New York, New York 10020, Facsimile Transmission No. (212) 764-7490,
Attention: Continuously Offered Products and Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York 10020, Facsimile Transmission No. (212) 703-6476, Attention: Peter Cooper - Investment Banking Information Center, if to Salomon Brothers Inc shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Seven World Trade Center, New York, New York 10048, Facsimile Transmission No. (212) 783-2274, Attention: Medium-Term Note Department, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission (provided that the original of such facsimile transmission is promptly delivered or sent to the Company by mail) or registered mail to Rayonier Inc., 1177 Summer Street, Stamford, Connecticut 06904, Facsimile Transmission No. (203) 964-4333, Attention: Corporate Secretary.

                 12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

                 13. Time of Essence. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                 14. GOVERNING LAW. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 15. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.


                                          Very truly yours,

                                          RAYONIER INC.,

                                            by
                                               --------------------------------

                                              Name:
                                              Title:


Accepted in New York, New York,
  as of the date hereof:


- -------------------------------
     (Lazard Freres & Co.)


Morgan Stanley & Co. Incorporated,

  by
     --------------------------
    Name:
    Title:

Salomon Brothers Inc,

  by
     --------------------------
    Name:
    Title: